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                                                                EXHIBIT 10.7


                                VOTING AGREEMENT

             This Voting Agreement (the "Agreement") is entered into as of December 19, 1996 by and among Objective Communications, Inc., a Delaware corporation (the "Company"), Steven A. Rogers (the "Holder"), Applewood Associates, L.P. ("Applewood") and Acorn Technology Partners, L.P. ("Acorn," and, together with Applewood, the "Investors").

                                R E C I T A L S

             WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Investors are purchasing shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock") and warrants (the "Warrants") of the Company pursuant to that certain Series A Convertible Preferred Stock and Warrant Purchase Agreement of even date herewith (the "Stock Purchase Agreement"); and

             WHEREAS, the Company and the Investors wish to enter into an agreement whereby, among other things, the Investors would be entitled to designate one (1) person to be elected as a member of the Company's Board of Directors;

             WHEREAS, in order to induce the Investors to consummate their purchases of the Series A Preferred Stock and the Warrants pursuant to the Stock Purchase Agreement, the Company, the Holder and the Investors agree to enter into and be bound by this Agreement;

             NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants set forth below, the parties hereto agree as follows:

        1.   Election of Director.

             (a) For so long as the Investors hold in the aggregate at least five percent (5%) of the outstanding voting securities of the Company (on a fully diluted, as converted basis), the Investors shall be entitled to nominate one (1) person for election to the Company's Boar of Directors (it being agreed Among the Investors that for so long as Applewood shall hold any shares of Series A Preferred Stock, such person to be nominated for election shall be selected by Applewood).

              (b)   The Holder will, during the term of this Agreement:

                    (i) vote(or cause to be voted) all shares of capital stock of the Company then held by him so as always to elect as a director the nominee designated by the Investors and vote in opposition to any attempt to remove such director without the consent of the Investors unless (x) such removal is for cause and (y) the vacancy caused thereby is immediately filled, in accordance with Section 1(a) above at any annual or special meeting called for such purpose; in the event of any vacancy on the Board of Directors as a result of the resignation or removal of a director originally nominated by the Investors, the Holder will vote


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all such shares to fill such vacancy with a nominee designated in the same manner as the person who held the directorship so vacated; and


                     (ii) vote(or cause to be voted) all such shares of stock necessary to cause the total number of authorized directors of the Company to be not less than three (3).


                     (iii) The Investors will, during the term of this Agreement, vote (or cause to be voted) all such shares of stock necessary to cause the total number of authorized directors of the Company to be not less than three (3).


        2.   Authorization of Additional Shares.

             The Holder will vote (or cause to be voted) all shares of capital stock of the Company then held by him so as to authorize the issuance of any additional securities required for the conversion or exercise of all or any portion of the Series A Preferred Stock and the Warrants.

        3.   Other Matters.

             This Agreement shall not extend to voting upon questions and matters (other than the election of directors and the authorization of additional shares) upon which stockholders of the Company have a right to vote under the Charter or Bylaws of the Company or under the laws of the State of Delaware.

        4.   Representative at Board of Director Meetings.

             In addition to such person as the Investors are entitled to nominate for election to the Company's Board of Directors as provided herein, for so long as the Investors hold in the aggregate at least five percent (5%) of the outstanding voting securities of the Company (on a fully diluted, as converted basis) the holders of a majority in interest of all shares of capital stock of the Company then held by the Investors may also designate one (1) representative to receive notice of and attend all meetings of the Board of Directors of the Company and such representative shall be permitted to attend and observe all such meetings (it being agreed among the investors that for so long as Applewood shall hold any shares of Series A Preferred Stock such representative to be designated shall be selected by Applewood).

        5.   Reimbursement of Expenses.

             The Company shall reimburse the reasonable out-of-pocket expenses (including, without limitation, travel expenses) of (i) any director nominated by the Investors pursuant to Section 1 hereof and (ii) any representative designated by the Investors pursuant to Section 4 hereof, related to attending meetings of the Board of Directors of the Company.


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        6.   Voting Proxy.

             (a) Acorn hereby appoints Applewood as Proxy with full power of substitution and resubstitution and grants to such Proxy all rights and powers to vote all shares of Series A Preferred Stock of record in the name of or held for the benefit of Acorn at any time and from time to time. The Proxy and grant of such authority shall include the right and power to vote the Stock on any and all matters as to which the Investors shall have the right to vote under this Agreement at any regular or special meeting of stockholders or otherwise, and the right and power to give written or verbal consents with respect to any corporate action and to waive notice of or attendance at any meeting.

             (b) This Proxy is irrevocable (subject to the limitations set forth in the next paragraph) and grants to Applewood all rights and powers to vote the above referenced shares in any manner, in Applewood's sole discretion, that Applewood believes is appropriate, without regard to the interests of any other person or entity.

             (c) This Proxy shall terminate with respect to any and all matters upon the first to occur of (i) six (6) months from the date of execution of this Agreement and (ii) the completion of the currently contemplated initial public offering of Common Stock by the Company for not less than $5.00 in an underwriting with Barington Capital Group, L.P. as the lead underwriter (the "Barington Offering") ; provided, however, that notwithstanding the foregoing, the Proxy with respect to the nomination and election of a director as set forth in Section 1 hereof shall not terminate prior to the termination of this Agreement.

        7.   Termination.

             This Agreement shall terminate and be of no further force or effect upon the first to occur of (i) the tenth anniversary of this Agreement,
(ii) the completion of the Barington Offering or (iii) the consummation of the Company's issuance and sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended, covering the offer and sale of the Company's Common Stock to the general public (a "Qualified Public Offering") which shall result in gross proceeds to the Company of at least $10,000,000 in the aggregate and be at a price per share to the public which is not less than 150% of the then effective "Series A Conversion Price" as defined in the Charter (all as appropriately adjusted to reflect subsequent stock issuances, stock splits, stock dividends, mergers, combinations, reclassifications, reorganizations, recapitalizations and similar events), provided further, however, that in the event no shares of Series A Preferred Stock are outstanding, no per share price limitation shall apply.

        8.   Entire Agreement; Modifications and Amendments.

             (a) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated (other than in

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accordance with its terms) except by a written agreement specifically referring to this Agreement and signed by (i) the Company, (ii) the Investors and (iii) the Holder.

             (b) To the extent any term or other provision of any other indenture, agreement, instrument or oral understanding by which any party hereto is bound conflicts with this Agreement, this Agreement shall have precedence over such conflicting term or provision.

        9.   Waivers.

             No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party granting such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

        10.  Successors and Assigns; Assignability of Rights.

             This Agreement shall be binding upon and inure to the benefit of each party hereto, its successors and permitted assigns. Otherwise, this agreement shall not confer any rights, remedies, obligations or liabilities upon any third party. The rights granted to the investors herein shall be assignable only to an assignee or transferee who, as a result of such assignment, holds, in the aggregate, at least ten percent (10%) of the aggregate of the then outstanding shares of Series A Preferred Stock.

        11.  Legends.

             Each certificate issued after the date hereof evidencing securities subject to the provisions of this Agreement (including any shares issued upon a transfer, stock split, stock dividend, recapitalization, merger or other similar event) shall at all times during the term of this Agreement bear the following legend:


             THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A VOTING
             AGREEMENT DATED AS OF DECEMBER 19, 1996. BY
             ACCEPTING ANY INTEREST IN SUCH SECURITIES THE PERSON ACCEPTING THE INTEREST SHALL BE DEEMED
             TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT. THE CORPORATION WILL FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER OF THIS CERTIFICATE
             UPON REQUEST AND WITHOUT CHARGE.


        12.  Headings.

             The section and subsection headings contained herein are for convenience only and are not intended to define or limit the contents of said sections or subsections.


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        13.  Cooperation.

             Each party hereto shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

        14.  Counterparts.

             This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

        15.  Governing Law.

             This Agreement and all amendments hereof shall be governed by and construed in accordance with the laws of the State of New York, disregarding any New York principles of choice or conflict of laws that would otherwise provide for the application of the substantive laws of another jurisdiction.

        16.  Specific Performance.

             Without limiting the rights of each party hereto to pursue all other legal and equitable rights and remedies available to such party for any other party's failure to perform its obligations under this Agreement, each such party acknowledges and agrees that the remedy at law for any failure to perform obligations hereunder would be inadequate and all such parties shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

        17.  Severability

             If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.



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             IN WITNESS WHEREOF, the parties hereto have caused this Voting
Agreement to be duly executed as of the day and year first above written.


                                        COMPANY:

                                        OBJECTIVE COMMUNICATIONS, INC.





                                        By:  /s/ Steven A. Rogers
                                           ----------------------------
                                           Name:  Steven A. Rogers
                                           Title:  President and CEO

                                        Address:       14100 Park Meadow Drive
                                                       Chantilly, Virginia 20151

                                        HOLDER:





                                        By:   /s/ Steven A. Rogers
                                            ---------------------------
                                            Steven A. Rogers

                                        Address:


                                        INVESTORS:


                                        APPLEWOOD ASSOCIATES, L.P.


                                        By:  APPLEWOOD CAPITAL CORP.,
                                              its General Partner




                                        By:
                                           ----------------------------------
                                           Name:  Barry Rubenstein
                                           Title:

                                        Address:    c/o  Maureen Wilson
                                                    80 Cuttermill Road
                                                    Suite 311
                                                    Great Neck, New York  11021




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


             IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first above written.


                                        COMPANY:

                                        OBJECTIVE COMMUNICATIONS, INC.





                                        By:
                                           ---------------------------
                                           Name:
                                           Title:

                                        Address:       14100 Park Meadow Drive
                                                       Chantilly, Virginia 20151

                                        HOLDER:





                                        By:
                                           --------------------------
                                           Steven A. Rogers

                                        Address:


                                        INVESTORS:


                                        APPLEWOOD ASSOCIATES, L.P.


                                        By:  BARRY RUBENSTEIN,
                                              a General Partner




                                        By:   /s/ Barry Rubenstein
                                           --------------------------
                                           Barry Rubenstein

                                        Address:    c/o Barry Rubenstein
                                                    68 Wheatley Road
                                                    Brookville, New York 11545




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                                        ACORN TECHNOLOGY PARTNERS, L.P.

                                        By:  PRINCETON GROWTH INVESTMENTS I,
                                               L.L.C., its General Partner





                                        By:  /s/ John B. Torkelsen
                                           -----------------------------
                                           Name: John B. Torkelsen
                                           Title: President and Manager

                                        Address:  c/o Chadian Services, Limited
                                                  Clarendon House
                                                  2 Church Street
                                                  Hamilton, HM II, Bermuda




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